EXHIBIT 10.62

                    FOURTH AMENDMENT OF LEASE

          THIS FOURTH AMENDMENT OF LEASE (this "Amendment") is made this 3rd day of October, 1996 (the "Effective Date") by and between CLOPPER ROAD ASSOCIATES, a Maryland joint venture
("Landlord"), and MEDIMMUNE, INC., a Delaware corporation
("Tenant").

                      EXPLANATORY STATEMENT

     A. Landlord and Tenant entered into a Lease Agreement dated February 14, 1991 (the "Original Lease"), whereby Tenant agreed to lease from Landlord Forty Thousand Eight Hundred Forty-Three (40,843) square feet (the "Original Leased Premises") in the building (the "Building") known as Building D, located at 35 West Watkins Mill Road, in the Bennington Corporate Center in Gaithersburg, Maryland.

     B. Landlord and Tenant entered into a First Amendment of Lease dated June 8, 1993 (the "First Amendment"), pursuant to which Building D was expanded and the square footage of the Original Leased Premises was increased by the amount of such expansion (the "Expansion Space") (collectively, the Original Leased Premises and the Expansion Space shall be hereinafter referred to as the "Expanded Leased Premises"). Certain other changes were also made to the Original Lease as a result of the First Amendment.

     C. Landlord and Tenant entered into a Second Amendment of Lease dated June 30, 1993 (the "Second Amendment"), pursuant to which the square footage of the Expanded Leased Premises was increased by adding space (the "Second Expansion Space") in Building B located at 25 West Watkins Mill Road in the Bennington Corporate Center in Gaithersburg, Maryland (collectively, the Original Leased Premises, the Expansion Space and the Second Expansion Space are hereinafter referred to as the "Leased Premises"); the Rent payable was adjusted, and certain other changes were made to the Original Lease.

     D. Landlord and Tenant entered into a Third Amendment of Lease dated April 15, 1996, but effective as of January 1, 1995 (the "Third Amendment") to adjust square footages, percentages and addresses set forth in the Original Lease as amended.

     E.   The Original Lease and the First, Second and Third
Amendments are herein collectively referred to as the "Lease."

     F. As a result of the termination of a lease for space adjoining the portion of the Leased Premises in Building B, Landlord and Tenant desire to expand the Leased Premises in Building B, adjust the square footages and percentages in the Lease, and modify certain other provisions of the Lease, as more specifically set forth below.

     NOW, THEREFORE, in consideration of the Explanatory Statement, which is deemed a substantive part of this Fourth Amendment, the covenants of the parties herein and in the Lease and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Effective Date of Fourth Amendment. From and after the date of this Fourth Amendment, the Lease shall be amended as set forth below.

     2.   Capitalized Terms. All capitalized terms in this Fourth
Amendment shall have the same meanings as those in the Lease, unless specifically set forth otherwise herein.

     3. VAD Space. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, in addition to the Leased Premises, approximately Eleven Thousand Four Hundred Fifty-Five (11,455) rentable square feet in Building B (the "VAD Space"). The VAD Space is shown more particularly on Exhibit A attached hereto and made a part hereof.

     4.   Condition of VAD Space.  The Tenant hereby accepts the
VAD Space in "AS-IS" condition, subject to the VAD Space
Construction as described below and subject to Landlord's duties otherwise provided herein.

     5.   VAD Space Construction.

          a. VAD Space Plans. Landlord shall cause the tenant improvements for the VAD Space as defined below (the "VAD Space Construction" ) to be constructed. Landlord shall provide all work, labor and materials in support of the VAD Space Construction in accordance with the plans and specifications for the VAD Space (the "VAD Space Plans"), which VAD Space Plans have been approved and initialed by the parties. The VAD Space Plans are described more fully on Exhibit B attached hereto and made a part hereof. Tenant may occupy the VAD Space during the VAD Space Construction; provided that Tenant shall cooperate with Landlord and Landlord's employees, contractors and subcontractors to ensure that Tenant's occupancy shall not interfere with the VAD Space Construction.

          Landlord shall contribute a maximum of Eighty-Five Thousand Nine Hundred Twelve Dollars and Fifty Cents ($85,912.50) ("Landlord's Contribution") toward the cost of the VAD Space Construction. If the cost of such Construction exceeds Landlord's Contribution, then Tenant shall pay the excess cost to Landlord within thirty (30) days of receipt of an invoice or invoices therefor from Landlord.

          b. Change Orders. Any Tenant-generated change orders to the VAD Space Plans shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed. If the cost of the VAD Space Construction is increased due to any one or more such change orders, Tenant shall pay Landlord such increased cost within thirty (30) days of Tenant's receipt of an invoice therefor from Landlord.

          c. Landlord's VAD Space Warranty. At the termination of Landlord's VAD Space Warranty Period (as defined below), Landlord hereby agrees to and will assign to Tenant, to the extent they are assignable, any and all written warranties and guarantees from Landlord's contractors, subcontractors and suppliers of any materials and labor to the VAD Space, for that portion, if any, of the Lease Term that such warranties and guarantees are in effect. Landlord hereby warrants ("Landlord's VAD Space Warranty") to Tenant that Landlord will be responsible for a period ("Landlord's VAD Space Warranty Period" ) of one (1) year from the VAD Space Commencement Date (as defined below) to repair or to have repaired all defects in the VAD Space Construction, to the extent such defects are not caused by the negligence of Tenant or any of its agents, servants, employees or contractors (in which event such defects will be repaired at Tenant's sole cost). To the extent that Landlord is obligated to make repairs pursuant to Landlord's VAD Space Warranty, Tenant will be relieved during Landlord's VAD Space Warranty Period of the obligations imposed upon it pursuant to this Fourth Amendment to make or pay for such repairs to the VAD Space. Tenant agrees to and will give Landlord prompt notice of the need for any such repairs.

     6. Construction Provisions of Original Leased Premises Not Applicable to Expansion Space. Article I.B of the Original Lease, Paragraphs 4 through 7 of the First Amendment, and Paragraph 5 of the Second Amendment shall not apply to the VAD Space, except as specifically set forth in this Fourth Amendment.

     7. Term of VAD Space Lease. The VAD Space Lease Term will commence on the VAD Space Commencement Date, as defined below, and will end on the last day of the Lease Term.

          a.   Cancellation Option. Paragraph II.B.(1)
(Acquisition Event Option) of the Original Lease, as amended by the First and Second Amendments, shall apply to the VAD Space.

               Paragraph II.B(2) and (3) of the Lease shall not apply to the VAD Space.

               The third paragraph of Paragraph 8 of the Second
     Amendment shall not apply to the VAD Space.

               In addition to Tenant's rights under Paragraph II.B of the Lease as amended hereunder, Tenant shall have the right to terminate this Lease with respect to the VAD Space only (for purposes of this Paragraph 7 only, termination of the Lease shall be deemed to be termination of the Lease with respect to the VAD Space only) at any time from and after June 30, 1998 through and including November 30, 2001, upon at least six (6) months' prior written notice to Landlord, which notice may be delivered to Landlord at any time from and after December 30, 1997 through and including May 30, 2001. If Tenant exercises its right to terminate this Lease under this Paragraph 7, Tenant shall pay Landlord by certified or bank cashier's check made payable to Landlord, or at Landlord's option, by wire transfer of immediately available funds to Landlord's account, on or before the month immediately preceding the proposed date of Lease termination in Tenant's notice, a fee (the "Fee") of Ninety Thousand Dollars ($ 90,000.00) and as of the Lease termination date hereunder, Tenant shall have cured any uncured monetary default under the Lease, including any late fees due thereon, without any obligation to pay any accelerated Rent. Notwithstanding the immediately preceding sentence, the Fee shall be reduced by One Thousand Seven Hundred Dollars ($1,700.00) per month commencing on June 30, 1998. If Tenant's termination of the Lease under this Paragraph is effective on November 30, 2001, Tenant shall owe no Fee upon termination of the Lease hereunder.

               The fourth paragraph of Paragraph 8 of the Second
Amendment shall apply to the VAD Space and shall be amended by striking the first sentence thereof and substituting the following:

          "Landlord shall provide to the Tenant not later than thirty (30) days before (a) the last day of the Second Expansion Space Lease Term pursuant to
      Tenant's notice of termination under this Paragraph
      (the "Second Expansion Space Termination Date"); or
      (b) the date of termination of the Lease set forth in Tenant's notice to Landlord with respect to the VAD
      Space (the "VAD Space Termination Date") (the term
      "Termination Date" shall refer to the VAD Space or Second Expansion Space Termination Date, as applicable), a termination rent statement (the
      "Termination Rent Statement"), which Termination Rent
      Statement shall set forth through the Termination
      Date all then-uncured monetary defaults with respect to Basic Annual Rent, including any previously-billed and unpaid late fees due on any and all such late payments of Basic Annual Rent, and all Basic Annual
      Rent which is then unpaid or which will be payable under the Lease through and including the Termination
      Date."

           b.  VAD Space Commencement Dates.

                (i) The VAD Space Commencement Date for Phase I shall be the date that (i) Phase I of the VAD Space Construction, as shown on Exhibit A, is substantially complete, as certified to Tenant by Landlord's architect for the VAD Space Construction; (ii) Landlord has obtained a temporary certificate of occupancy and all other licenses and permits required with respect to construction-related issues only, for Phase I of the VAD Space Construction; and (iii) the lease between Landlord and VAD for the VAD Space has been terminated pursuant to a fully-executed Termination of Lease Agreement between VAD and Landlord. (Landlord and Tenant agree that Landlord shall use best efforts to obtain such a Termination of Lease Agreement by no later than 6 p.m. on Friday, September 13, 1996.) The VAD Space Commencement Date for Phase I shall be pushed back one (1) day for each day that the VAD Space Construction for Phase I is delayed due to (i) Tenant-generated change orders to the VAD Space Plans; (ii) delays of any nature whatsoever caused by Tenant; and/or (iii) Tenant negligence or willful misconduct. Landlord shall give Tenant written notice of the anticipated VAD Space Commencement Date for Phase I on or about seven (7) days before such Date. Upon the occurrence of the VAD Space Commencement Date for Phase I, Landlord and Tenant shall execute a written statement setting forth such Date.

                 (ii) The VAD Space Commencement Date for Phase II shall be the date that Phase II of the VAD Space Construction, as shown on Exhibit A, is substantially complete, as certified to Tenant by Landlord's architect for the VAD Space Construction, and the date that Landlord has obtained a final certificate of occupancy and all other licenses and permits required with respect to construction-related issues only, for Phase II of the VAD Space Construction. The VAD Space Commencement Date for Phase II shall be pushed back one (1) day for each day that the VAD Space Construction for Phase II is delayed due to (i) Tenant-generated change orders to the VAD Space Plans; (ii) delays of any nature whatsoever caused by Tenant; and/or (iii) Tenant negligence or wilful misconduct. Landlord shall give Tenant written notice of the anticipated VAD Space Commencement Date for Phase II on or about seven (7) days before such Date. Upon the occurrence of the VAD Space Commencement Date for Phase II, Landlord and Tenant shall execute a written statement setting forth such Date.

           c. Possession of VAD Space. This Fourth Amendment will remain fully effective and Tenant may not cancel or rescind it due to late possession, regardless of when possession is actually delivered. Moreover, in no event will Landlord be liable to Tenant for damages, if any, sustained by Tenant as a result of Landlord's delay in delivering the VAD Space, except damages sustained solely as a direct result of Landlord's gross negligence or willful misconduct.

           d. Acceptance of VAD Space. Upon Landlord's delivery of possession of the VAD Space to Tenant, Tenant will be deemed to have accepted the VAD Space, subject to Landlord's duties otherwise provided herein.

      8.  Basic Annual Rent for VAD Space.

           a. Amount of Basic Annual Rent for VAD Space. Basic Annual Rent for the VAD Space shall equal One Hundred Forty-Six Thousand Fifty-One Dollars and Twenty-Five Cents ($146,051.25) per annum, payable in equal monthly installments of Twelve Thousand One Hundred Seventy Dollars and Ninety-Four Cents ($12,170.94); provided, however, that for the period from the VAD Space Commencement Date for Phase I through the VAD Space Commencement Date for Phase II, the applicable monthly installment of Basic Annual Rent shall equal Six Thousand Eighty-Five Dollars an Forty-Seven Cents ($6,085.47). Payment of the first monthly installment hereunder shall commence on the VAD Space Commencement Date for Phase I; provided that if payment commences on a date that is not the first day of a month, then payment shall be pro-rated for the partial first month in which payment commences. Basic Annual Rent shall increase once annually on December 1, 1997 and on every December 1 thereafter during the Lease Term at a fixed rate of three percent (3%) per year.

           b. Payment of Basic Annual Rent for VAD Space. The above amounts of Basic Annual Rent for the VAD Space shall be paid at the time and in addition to the payment of Basic Annual Rent for the Leased Premises, and otherwise in the manner set forth in Article III.B of the Lease.

           c.  Security Deposit. There shall be no Security
 Deposit required hereunder for the VAD Space.

      9.   Adjustments to Square Footages and Percentages

           a. Paragraph III.C(l)(c) of the Lease shall be amended so that the term "Rentable Area of the Leased Premises" shall be deemed to be Sixty-Nine Thousand Five Hundred Nine (69,509) square feet rather than Fifty-Eight Thousand Fifty-Four (58,054) square feet so that the term includes the VAD Space. This amended square footage number shall apply throughout the Lease to all references to the square footage of
 the Leased Premises.   However, the  second  through  final
 sentences of Paragraph III.C(l)(c) of the Lease, as amended by this Fourth Amendment, shall not apply to the VAD Space. There shall be no certification required of the gross Rentable Area of the VAD Space.

           b. Paragraph III.C(l)(e) of the Lease shall be amended as of the VAD Space Commencement Date so that the term "Tenant's Portion (with respect to the payment of Common Area Expenses, Taxes and Insurance)" will be Fifty and Sixty-Five One Hundredths Percent (50.65%) rather than Forty-Two and Thirty-One One Hundredths Percent (42.31%), so that the term includes the VAD Space. This amended Tenant's Portion shall apply throughout the Lease.

           c. The estimated amounts set forth in Paragraph III.C(2) (a) and (b) of the Lease shall be amended as of the VAD Space Commencement Date by adding thereto the estimated amounts of such Taxes, Insurance and Common Area Expenses for the VAD Space. Therefore, commencing on the VAD Space Commencement Date, Tenant shall pay to Landlord, in addition to the amounts set forth in the Lease sections listed above, with and at the same time as the monthly payments of Basic Annual Rent, the following amounts with respect to the VAD Space:

                (i) One Thousand Twenty-One Dollars and Forty Cents ($1,021.40) per month as one-twelfth of Tenant's estimated Portion of Common Area Expenses, which amount includes One Hundred Forty-Three Dollars and Nineteen Cents ($143.19) per month as one-twelfth of Tenant's estimated Portion of the Insurance Costs. The limitation on increases in Common Area Expenses under the Lease shall apply to Tenant's Portion of Common Area Expenses for the VAD Space, except that the Common Area Expenses for the VAD Space for the first Lease Year shall not be limited in any way.

                (ii)   One Thousand Four Hundred Forty-One
 Dollars and Forty-Two Cents ($1,441.42) per month as one-twelfth of Tenant's estimated Portion of Taxes.

      10. Use Restrictions and Rules. Paragraph IV.A of the
 Original Lease shall apply to the VAD Space.

      11. Improvements by Tenant. Subsection (i) of the second paragraph of Paragraph IV.B of the Lease shall be stricken in its entirety and replaced with the following:

           "(i) the aggregate cost of the same does not exceed One Hundred Thousand Dollars ($100,000) with respect to the Expanded Leased Premises, Fifty Thousand Dollars ($50,000) with respect to the Second Expansion Space, or Fifty Thousand Dollars ($50,000) with respect to the VAD Space . . ."

      12. Insurance. Paragraph IV.E of the Original Lease and shall apply to the VAD Space.

      13. Damage and Destruction. Article VI of the Lease shall be amended by adding the underlined language to the last paragraph thereof and adding a new paragraph at the end thereof as follows:

           Notwithstanding the preceding three (3) paragraphs of this Article VI, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to damage or destruction to the Expanded Leased Premises only (excluding the Second Expansion Space and VAD Space) by fire, other casualty, or any other cause (except condemnation), then Landlord or Tenant automatically shall have the right pursuant to this Article VI to terminate the Lease with respect to the Second Expansion Space and VAD Space, regardless of whether the Second Expansion Space and/or the VAD Space has suffered any damage or destruction. In addition to the termination rights with respect to the Second Expansion Space and VAD Space in the immediately preceding sentence, Tenant shall have the right to terminate the Lease with respect to the Second Expansion Space and VAD Space within one (1) year of the date of damage or destruction to the Expanded Leased Premises, upon thirty (30) days' prior written notice to Landlord. In the event of such termination, the same conditions shall apply as are set forth in Article VI. If Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to damage or destruction to the Second Expansion Space and/or VAD Space only (excluding the Expanded Leased Premises), Landlord or Tenant shall not have any right to terminate the Lease with respect to the Expanded Leased Premises. If Landlord or Tenant duly terminates the Lease under Article VI with respect to the Second Expansion Space and/or VAD Space, the Lease shall remain in full force and effect with respect to the Expanded Leased Premises, and the Second Expansion Space and/or VAD Space shall be stricken from the definition of "Leased Premises" under the Lease. Upon such damage or destruction to the Second Expansion Space and/or the VAD Space, the parties agree to enter into an amendment to the Lease setting forth the reduced Leased Premises and other related changes to the Lease, including, without limitation, reduction of Basic Annual Rent and Tenant's Portion of Common Area Expenses, Taxes and Insurance.

           Notwithstanding anything set forth above in this
 Article VI, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VI due to damage or destruction to one or the other of the Second Expansion Space or the VAD Space, but not both Spaces, then Landlord or Tenant shall not have the right to terminate the Lease under this provision with respect to the non-damaged Space in Building B, or with respect to the Expanded Leased Premises.

      14. Condemnation. The last sentence of the second paragraph of Article VII of the Lease shall only apply to the Expanded Leased Premises, and shall not apply to the Second Expansion Space and VAD Space. In addition, Article VII of the Lease shall be amended by adding the underlined language to the last paragraph thereof and adding a new paragraph at the end thereof as follows:

           Notwithstanding the preceding two (2) paragraphs of this Article VII, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VII due to taking or condemnation of the Expanded Leased Premises only
 (excluding the Second Expansion Space and VAD Space), then Landlord or Tenant automatically shall have the right pursuant to this Article VII to terminate the Lease with respect to the Second Expansion Space and VAD Space, regardless of whether the Second Expansion Space and/or the VAD Space has been condemned in whole or in part. However, if Landlord or Tenant has any right to terminate the Lease pursuant to this Article VII due to condemnation or taking of the Second Expansion Space and/or VAD Space only (excluding the Expanded Leased Premises), Landlord or Tenant shall not have the right to terminate the Lease with respect to the Expanded Leased Premises. If Landlord or Tenant duly terminates the Lease under Article VII with respect to the Second Expansion Space and/or VAD Space, the Lease shall remain in full force and effect with respect to the Expanded Leased Premises, and the Second Expansion Space and/or VAD Space shall be stricken from the definition of "Leased Premises" under the Lease. Upon such condemnation of the Second Expansion Space and/or VAD Space, the parties agree to enter into an amendment to the Lease setting forth the reduced Leased Premises and other related changes to the Lease, including, without limitation, a reduction of Basic Annual Rent and Tenant's Portion of Common Area Expenses, Taxes and Insurance.

           Notwithstanding anything set forth above in this
 Article VII, if Landlord or Tenant has the right to terminate the Lease pursuant to this Article VII due to taking or condemnation of one or the other of the Second Expansion Space or the VAD Space, but not both Spaces, then Landlord or Tenant shall not have the right to terminate the Lease under this provision with respect to the non-condemned Space in Building B, or with respect to the Expanded Leased Premises.

      15. Parking. Paragraph X.O of the Lease shall be amended by adding Tenant's right to the non-exclusive use of an additional three (3) parking spaces per one thousand (1,000) square feet of the VAD Space for a total of Thirty-Four (34) parking spaces. Therefore, in addition to the 214 non-exclusive and 15 exclusive parking spaces set forth in the Lease, Tenant shall have the non-exclusive use of 34 additional parking spaces in the front and rear of Building B. If Tenant's loading requirements or other requirements in the rear of Building B are such that there is room for additional parking, then Tenant shall have the non-exclusive use of additional parking spaces in the rear of Building B.

      16. Rights of First Offer. The provisions of Paragraph 18 of the First Amendment shall be amended to the extent, and only to the extent, set forth below:

           a. (i) Tenant shall have the right of first offer (the "Hitachi First Offer Right"), on the terms and conditions hereinafter set forth, to lease that portion of Building B contiguous to the VAD Space (the "Hitachi First Offer Space"), as shown on Exhibit A, containing approximately Three Thousand Three Hundred Seventy (3,370) rentable square feet, and as of the date first set forth above, occupied by Nissei Sangyo America, Ltd. ("Hitachi") under a lease between Landlord and Hitachi (the "Hitachi Lease") at such time as such Space becomes available after its initial leasing by Hitachi. Tenant shall have the right to lease the Hitachi First Offer Space at the then-current VAD Space Basic Annual Rent, with a tenant improvement allowance of Seven Dollars and Fifty Cents ($7.50) per square foot.

                (ii) Tenant shall have the right of first offer (the "Bodymasters First Offer Right"), on the terms and conditions hereinafter set forth, to lease that portion of Building B contiguous to the VAD Space (the "Bodymasters First Offer Space"), as shown on Exhibit A, containing approximately Ten Thousand Seventy-Three (10,073) rentable square feet, and occupied as of the Effective Date by Healthco Fitness ("Bodymasters") under a lease between Landlord and Bodymasters (the "Bodymasters Lease"). Tenant shall have the Bodymasters First Offer Right at such time as the Bodymasters First Offer Space becomes available, subject to any renewal options in the Bodymasters Lease. Tenant shall have the right to lease the Bodymasters First Offer Space at the then-current market rent (as determined below), including, without limitation, then-current market increases of basic annual rent for each lease year of such lease. Market rent shall be determined based, in part, upon a tenant improvement allowance for the Bodymasters First Offer Space agreed upon by Landlord and Tenant.

           Landlord and Tenant shall work together in good faith to determine market rent for the Bodymasters First Offer Space, based on the mutually-agreed tenant improvement allowance, within ten (10) days after Landlord receives Tenant's First Offer Notice (as defined below). However, if Landlord and Tenant cannot agree on a market rent within such ten (10)-day period, after diligent, good faith efforts, then market rent for the Bodymasters First Offer Space, taking into consideration the tenant improvement allowance established by Landlord and Tenant, shall be determined by a three-broker method conducted as follows:

                     (1) Within five (5) days after Landlord and Tenant shall have failed to agree upon a market rent during the ten (10)-day period set forth above, Landlord and Tenant shall give written notice to the other that each, at its own expense, has hired and appointed as a broker, a disinterested person of recognized competence and professional experience as a broker of comparable commercial and industrial real estate in the Baltimore-Washington Metropolitan Area. The two (2) brokers thus appointed shall diligently work together for fifteen (15) days after their appointment to determine the market rent for the Bodymasters First Offer Space. Landlord and Tenant shall each be entitled to present evidence and argument to the two
 (2) brokers. If the two brokers cannot agree on such a market rent within such fifteen (15)-day period, they shall each prepare a written report setting forth what each believes the market rent to be and the supporting data therefor. They shall then appoint a third broker who shall also be a disinterested person of recognized competence and professional experience as a broker of comparable commercial and industrial real estate in the Baltimore-Washington Metropolitan Area (the "Broker"). In the event that the two (2) brokers appointed as aforesaid shall be unable to agree, within ten (10) days after their failure to agree on a market rent, on the appointment of the Broker, they shall give written notice of such failure to the parties hereto, and the parties shall request that such appointment be made by the then President of the Maryland/Washington, D.C. Chapter of the Society of Industrial and Office Realtors (or any organized successor thereto) within thirty (30) days after such request. The Broker shall, as promptly as possible, but in no event more than thirty (30) days after the date of his or her selection, determine the market rent for the Bodymasters First Offer Space, without having access to the reports of the first two (2) brokers. Landlord and Tenant shall each be entitled to present evidence and argument to the Broker. Once the Broker has determined the market rent, the final market rent shall be determined as follows: (a) if the Broker's determination is higher than that of both of the first two brokers, then the higher market rent as determined by the first two brokers shall be conclusive and binding on Landlord and Tenant; (b) if the Broker's determination is lower than that of both of the first two brokers, then the lower market rent as determined by the first two brokers shall be conclusive and binding on Landlord and Tenant; and (c) if the Broker's determination is between that of the first two brokers, then the Broker's determination shall be conclusive and binding on Landlord and Tenant.

                     (2) After the market rent has been
 determined by the two (2) brokers, or determined by the method involving the Broker, as applicable, written notice shall immediately be given to Landlord and Tenant stating the determination(s), and Landlord and Tenant shall be furnished a copy of such determination(s) signed by the decision-maker(s). If the Broker is utilized, Landlord and Tenant shall review all three (3) determinations to arrive at the final market rent pursuant to the method set forth above. Landlord and Tenant shall each pay one-half (1/2) of the costs of the Broker, if applicable.

                (iii) Tenant shall exercise either of or both its First Offer Rights only upon written notification to Landlord of Tenant's exercise of any such First Offer Right (the "First Offer Notice"). Such First Offer Notice must be given to Landlord within five (5) business days after Tenant receives Landlord's written notification to Tenant ("Landlord's Offer") of the termination of the Hitachi and/or Bodymasters Lease, as applicable.

                (iv)  Time is of the essence with respect to
 Tenant's exercise of its rights under this Subparagraph, and Tenant acknowledges that Landlord requires strict adherence to the requirement that the applicable First Offer Notice be timely made and in writing. Within ten (10) days after the market rent for the Bodymasters First Offer Space has been determined as provided above, Tenant shall have the right, by written notice to Landlord, to rescind its exercise of its Bodymasters First Officer Notice, as applicable.

                (v)  In the event Tenant fails to provide
 Landlord with the applicable First Offer Notice within the five
 (5) day period set forth in Subparagraph 16(a)(iii) above, Landlord shall be free to offer said Hitachi or Bodymasters First Offer Space to a third party on any terms whatsoever, and the applicable First Offer Right shall be null and void and of no further force and effect.

                (vi) In the event that either one or both of the First Offer Rights are exercised by Tenant, the rent applicable to the applicable First Offer Space as set forth above in this Paragraph 16, shall be payable in equal monthly installments (and, where applicable, fractions thereof), at the times and in the manner as provided with respect to, and in addition to, the monthly installments of the Basic Annual Rent as set forth in Article III.B. of the Lease.

           b. Notwithstanding any other provision of this Paragraph 16, the following provisions shall apply to the First
 Offer Rights and to Tenant's lease, if any, of the applicable
 First Offer Space.

                (i) Tenant shall not be entitled to exercise the rights accorded to Tenant in Subparagraph 16(a), unless on the date Tenant gives Landlord notice of such exercise and on the applicable First Offer Space Commencement Date, as hereinafter defined, Tenant (for purposes of this subsection only, the term "Tenant" shall be deemed to be MedImmune, Inc. or an entity which succeeds to all or substantially all of the assets of MedImmune, Inc.) is in possession of the Leased Premises and Tenant is not in default of the Lease;

                (ii)  The lease by Tenant of the applicable
 First Offer Space, if any, shall commence on the date set forth in Landlord's Offer (the "Hitachi First Offer Space Commencement Date" or the "Bodymasters First Offer Space Commencement Date") and shall terminate on November 30, 2006, under and subject to the terms of this Lease (except to the extent modified by Landlord's Offer), with the same force and effect as though this Lease had originally provided for the rental of the Leased Premises and the applicable First Offer Space, except that the Basic Annual Rent applicable to the applicable First Offer Space shall be adjusted as set forth above. Notwithstanding the immediately preceding sentence, Tenant shall have the right to cancel the lease for the Hitachi First Offer Space and/or the lease for the Bodymasters First Offer Space on November 30, 2001 upon at least one hundred eighty (180) days' prior written notice. Tenant shall owe a penalty for canceling the leases for the Hitachi First Offer Space and for the Bodymasters First Offer Space equal to, with respect to each such lease, the unamortized portion of the applicable tenant improvement costs and commissions, plus an amount equal to three (3) months' basic annual rent then in effect. The tenant improvement costs under the leases for both the Hitachi and Bodymasters First Offer Spaces shall be amortized at ten and one half percent (10.5%) per annum (pro-rated on a monthly basis) over the term of each of the leases for the Bodymasters and Hitachi First Offer Space, as applicable. Landlord shall apply this formula to determine the Bodymasters and Hitachi cancellation penalties hereunder upon receipt of the applicable Tenant's First Offer Notice hereunder, and shall notify Tenant in writing of the amount of each such cancellation fee, and the calculations used to determine it, within seven (7) days of receipt of the applicable Tenant's First Offer Notice. If Tenant has any questions or concerns about such calculations, Tenant shall notify Landlord in writing within seven (7) days of receipt of Landlord's calculations, and the parties shall use diligent, good faith efforts to resolve all open issues promptly.

                (iii) The applicable First Offer Space shall be delivered to Tenant in "as is" condition, unless otherwise set forth in Landlord's Offer.

                (iv) From and after the applicable First Offer Space Commencement Date, all references in the Lease to the Leased Premises shall refer to both the area of the Leased Premises and of the applicable First Offer Space. Tenant's Portion shall be adjusted accordingly to reflect the leasing of the applicable First Offer Space.

                (v) Except as otherwise expressly provided in this Paragraph 16, and after the applicable First Offer Space Commencement Date, all of the covenants and agreements set forth in the Lease, schedules and riders thereto shall apply to the applicable First Offer Space.

      17. Signage for the VAD Space. Paragraph 18 of the Second
 Amendment shall be stricken in its entirety and replaced with the following:

                "As soon as reasonably possible after Landlord and Tenant have approved of the location of Tenant's signage, and as otherwise set forth below in this Paragraph 17, Landlord shall construct, maintain, repair and/or replace for Tenant exterior signage on Building B displaying Tenant's name, logo, and/or any other insignia generally used by Tenant. All costs associated with maintenance, repair and replacement of this exterior signage shall be treated as a Common Area Expense. Tenant shall pay all costs associated with the construction of such signage within thirty
           (30) days of receipt of an invoice therefor from Landlord. This signage shall be of identical size, color and material as the size, color and material used for similar signage on Building D, and this signage on Building B shall be in such location as is reasonably requested by Tenant and approved in advance by Landlord, in Landlord's sole discretion."

      18. Tenant  Authorization.    Tenant  represents  and
 warrants to Landlord that this Fourth Amendment has been validly authorized and is executed by an authorized officer of Tenant and that its terms are binding upon and enforceable against Tenant in accordance herewith.

      19. Amendment. As of and after the date hereof, the Lease shall be amended and in full force and effect in such respects as are set forth in this Fourth Amendment, and all other provisions, terms, conditions and riders of and to the Lease shall in all respects remain in full force and effect as set forth in the Lease.

      20. Reaffirmation. Tenant hereby reaffirms and restates, and agrees to be bound by, the covenants, promises, representations and agreements set forth in the Lease (except to the extent that they are expressly superseded by this Fourth
 Amendment) as if made herein.

      21. Authority. Tenant represents and warrants to Landlord that the Lease and this Fourth Amendment were approved by all necessary parties, were validly executed by all necessary officers of Tenant, and are and remain binding upon and enforceable against Tenant in accordance with their terms, and that the name and address of Tenant's resident agent in the State of Maryland are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

      IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Fourth Amendment of Lease under seal as of the day and year first above written, intending to be bound as of the Effective Date.

 WITNESS/ATTEST:              CLOPPER ROAD ASSOCIATES

                               By: M.O.R.M. Associates Limited
                                    Partnership

                                    By: RA & FM, Inc.

                              By:  Alton D. Fryer(SEAL)
                                    Name: Alton D. Fryer
                                    Title: Vice President
 LANDLORD

 WITNESS/ATTEST:              MEDIMMUNE, INC.

 David LeBuhn                 By:  David M. Mott(SEAL)
                               Name:  David M. Mott
                               Title:  President
                                                   TENANT

 STATE OF MARYLAND            )
                               )   TO WIT:
 COUNTY OF FREDERICK          )

      I HEREBY CERTIFY that on this 4th day of October, 1996, before me, the subscriber, a Notary Public of the State of Maryland and County/City of Baltimore, personally appeared before me Alton D. Fryer, Vice President, of RA & FM, Inc., a general partner of M.O.R.M. Associates Limited Partnership, a general partner of CLOPPER ROAD ASSOCIATES, Landlord, and s/he acknowledged the foregoing Fourth Amendment of Lease to be the act and deed of said joint venture.

      WITNESS my hand and notarial seal.

                                    Mary Gail Peters
                                    Notary Public

 My Commission Expires:  April 1, 1998
                                    [Notaries cont'd]



 STATE OF MARYLAND            )
                               )   TO WIT:
 COUNTY/CITY OF MONTGOMERY    )

      I HEREBY CERTIFY that on this 3rd day of October 1996, before me, the subscriber, a Notary Public of the State of Maryland and County/City of Montgomery, personally appeared before me David M. Mott, who acknowledged her/himself to be the President and Chief Operating Officer of MEDIMMUNE, INC., Tenant and she/he acknowledged the foregoing Fourth Amendment of Lease to be the act and deed of said corporation.

      WITNESS my hand and notarial seal.

                                    Carol A. Iorio
                                    Notary Public

 My Commission Expires: July 11, 1998

                            EXHIBIT A
                    Description of VAD Space


                            EXHIBIT B
                         VAD Space Plans